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                                                                   EXHIBIT 99.1


                            STOCK PURCHASE AGREEMENT


     THIS STOCK PURCHASE AGREEMENT (this "Agreement") is made and entered into as of May 1, 2001, between Tiffany & Co. International, a Delaware corporation (the "Buyer"), and Little Switzerland, Inc., a Delaware corporation (the "Company").

                                    RECITALS:

     A. The Company wishes to issue, sell and deliver to the Buyer, and the Buyer wishes to purchase from the Company, 7,410,000 shares (the "Shares") of the common stock, par value $0.01 per share of the Company (the "Common Stock"), for a purchase price of $1.25 per share pursuant to the terms and conditions set forth in this Agreement.

     B. The Company and the Buyer desire to provide for a means for the Buyer to maintain its relative share ownership of the Company in the future.

     C. The Board of Directors of the Company has approved and deemed it advisable for the Company to issue, sell and deliver the Shares to the Buyer and enter into the other transactions (the "Transactions") contemplated by this Agreement, the Registration Rights Agreement (as hereinafter defined), the
Stockholder Agreement (as hereinafter defined) and the Loan Documents (as hereinafter defined) (collectively, the "Transaction Documents"), on the terms and conditions set forth herein and therein.

     D. Concurrent with the execution and delivery of this Agreement and as a condition to the willingness of the Buyer to enter into this Agreement, the Buyer and the Company will execute and deliver a Registration Rights Agreement, substantially in the form attached hereto as Exhibit A (the "Registration Rights Agreement").

     E. Concurrent with the execution and delivery of this Agreement and as a condition to the willingness of the Buyer to enter into this Agreement, the Buyer, the Company, and Jewelcor (as defined herein) will execute and deliver a Stockholder Agreement, substantially in the form attached hereto as Exhibit B (the "Stockholder Agreement").

     F. Concurrent with the execution and delivery of this Agreement and as a condition to the willingness of the Buyer to enter into this Agreement, the Buyer's Affiliate and the Company and certain of its Affiliates will execute and deliver Loan Documents, substantially in the form attached hereto as Exhibit C (the "Loan Documents").

     NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the Buyer and the Company, on the basis of and in reliance on their respective representations, warranties, covenants, obligations, indemnities and agreements set forth in this Agreement, and upon the terms and subject to the conditions contained herein, agree as follows:

                                   ARTICLE ONE

                                   DEFINITIONS

     SECTION 1.01. Definitions.

     (a) The following  terms have the  following  meanings for purposes of this
Agreement:

     "Affiliate" means, as to a Person, any other Person that, directly or indirectly, through one or more intermediaries controls, is controlled by or is under common control with the first-mentioned Person. Notwithstanding the foregoing, the Buyer and the Company shall not be considered Affiliates of each other.

     "Agreement" has the meaning ascribed to that term in the Preamble.

     "Annual Balance Sheet" has the meaning ascribed to that term in Section 4.06(a)(i).

     "Annual  Balance  Sheet  Date"  has the  meaning  ascribed  to that term in
Section 4.06(a)(i).

     "Annual  Financial  Statements"  has the  meaning  ascribed to that term in
Section 4.06(a)(i).

     "Applicable Law" means with respect to any Person, any international, national, regional, federal, state or local treaty, statute, law, ordinance, rule, administrative action, regulation, order, writ, injunction, judgment, directive, decree or other requirement of any Governmental Authority, and any requirements imposed by common law or case law, applicable to such Person or any of its Affiliates or any of their respective properties, assets, officers, directors, employees, consultants or agents in connection with their activities on behalf of such Person or one of its Affiliates.

     "BNS" has the meaning ascribed to that term in Section 2.02(b).

     "Buyer" has the meaning ascribed to that term in the Preamble.

     "Chase" has the meaning ascribed to that term in Section 2.02(a).

     "Closing" has the meaning ascribed to that term in Section 3.01.

     "Closing Date" has the meaning ascribed to that term in Section 3.01.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Common Stock" has the meaning ascribed to that term in the Recitals.

     "Company" has the meaning ascribed to that term in the Preamble.

     "Company Capacity" has the meaning ascribed to that term in Section 6.06.

     "Company  Securities  Filings"  has the  meaning  ascribed  to that term in
Section 4.27.

     "Consulting Agreements" has the meaning ascribed to that term in Section 6.03.

     "Contracts" has the meaning ascribed to that term in Section 4.13(b).

     "DGCL" has the meaning ascribed to that term in Section 4.05(c).

     "Dilutive Securities" means any voting capital stock of the Company issued after March 5, 2001, including any issuance upon the exercise of any warrant or option or upon conversion or exercise of any convertible or exchangeable securities. The term "Dilutive Securities" does not include any securities issued (i) in connection with any stock split, stock dividend or similar event in which all Stockholders participate on a pro rata basis; (ii) pursuant to any Company employee stock option, employee purchase or similar plan; and (iii) warrants issued to Chase to acquire up to 50,000 shares of Common Stock.

     "Direct Claim" means (i) any claim for indemnity pursuant to Section 8.01(a) based on the breach of Sections 4.01, 4.02, 4.03, 4.04 or 4.05 hereof;
(ii) any claim for indemnity pursuant to Section 8.01(b) hereof; and (iii) any claim for indemnity pursuant to Section 8.01 that relates to a claim against the Indemnified Parties by any party.

     "Employee Stock" has the meaning ascribed to that term in Section 2.03(b).

     "Environmental Damages" means all claims, judgments, damages, losses, penalties, fines, liabilities, encumbrances, liens, costs and expenses of defense of a claim, good faith settlements of judgment and costs and expenses of reporting, investigating, removing and/or remediating Hazardous Materials, of whatever kind or nature, contingent or otherwise, matured or unmatured, foreseeable or unforeseeable, including reasonable attorneys' fees and disbursements and consultants' fees, any of which are incurred at any time arising out of, based on or resulting from: (i) the presence or release of Hazardous Materials in or into the environment, on or prior to the Closing Date, in violation of applicable Environmental Requirements upon, beneath or from any Real Property, Former Real Property or other location (whether or not owned by a Company or a Subsidiary) where the Company or the Subsidiaries conducted operations or generated, stored, sent, transported or disposed of Hazardous Materials; or (ii) any violation of Environmental Requirements by the Company or any Subsidiary on or prior to the Closing Date.

     "Environmental Requirements" means all applicable statutes, laws (including common law), regulations, rules, ordinances, codes, licenses, permits, orders, approvals, authorizations and similar items of all Governmental Entities having jurisdiction over the Company or any Subsidiary and all judicial and administrative and regulatory decrees, judgments and orders applicable to the Company or any Subsidiary and all covenants running with the land that relate to: (i) occupational health or safety; (ii) the protection of health or the environment; (iii) the existence, handling, manufacture, treatment, storage, use, generation, release, discharge, refining, recycling, reclaiming or disposal of Hazardous Materials; and (iv) the exposure of persons to Hazardous Materials.

     "ERISA" means, with respect to U.S. persons and operations, the Employee Retirement Income Security Act of 1974, as amended, and, with respect to non-U.S. persons and operations, any similar statutes (and its analogous section references, if any) of such other jurisdiction.

     "ERISA Affiliate" has the meaning ascribed to that term in Section 4.24(a).

     "ERISA Plans" means Pension Plans and Welfare Plans.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Financial Statements" has the meaning ascribed to that term in Section 4.06(a).

     "Former Real Property" means any real property in which the Company or any Subsidiary formerly held but no longer holds a fee, leasehold or other legal, beneficial or equitable interest.

     "GAAP" means U.S. generally accepted accounting principles.

     "Governmental Authority" has the meaning ascribed to that term in Section 4.28.

     "Governmental  Consent"  has the  meaning  ascribed to that term in Section
4.28.

     "Hazardous Materials" means any substance: (i) the presence of which requires reporting, investigation, removal or remediation under any Environmental Requirement; (ii) that is defined as a "hazardous waste," "hazardous substance" or "pollutant" or "contaminate" under any Environmental Requirement; (iii) that is toxic, explosive, corrosive, flammable, ignitable, infectious, radioactive, reactive, carcinogenic, mutagenic or otherwise hazardous and is regulated under any Environmental Requirement; (iv) the presence of which causes or threatens to cause a nuisance, trespass or other tortious condition or poses a hazard to the health or safety of persons; or (v) that contains gasoline, diesel fuel or other petroleum hydrocarbons, PCBs, asbestos or urea formaldehyde foam insulation.

     "Impairments" has the meaning ascribed to that term in Section 4.09(e).

     "Indemnified Parties" means the Buyer and its Affiliates and their officers, directors, stockholders, employees, agents and servants.

     "Indemnity Interest" means interest on cash expenditures made by an Indemnified Party in connection with a Loss at the annual rate of 6.0%, from the day following day notice of such expenditure is provided to the indemnifying parties until the Indemnified Parties are reimbursed by the indemnifying parties.

     "Indemnity Lien" has the meaning ascribed to that term in Section 8.02.

     "Indirect Claim" means any claim for indemnity pursuant to Section 8.01 other than a Direct Claim.

     "Intellectual Property" has the meaning ascribed to that term in Section 4.11(a).

     "IRS" means the Internal Revenue Service.

     "Jewelcor" means collectively Seymour Holtzman, his siblings, spouse, lineal descendants and any trusts for the benefit of the foregoing, Jewelcor Management, Inc., a Nevada corporation, and its Affiliates. "Jewelcor" shall not include Marc Holtzman, Steven Holtzman or Allison Holtzman Garcia.

     "Knowledge" means actual knowledge after reasonable inquiry.

     "Latest Balance Sheet" has the meaning ascribed to that term in Section 4.06(a)(ii).

 "Latest  Balance  Sheet  Date"  has the  meaning  ascribed  to that term in
Section 4.06(a)(ii).

     "Latest  Financial  Statements"  has the  meaning  ascribed to that term in
Section 4.06(a)(ii).

     "Leased Property" has the meaning ascribed to that term in Section 4.09(a).

     "Lien Assets" has the meaning ascribed to that in term in Section 8.02.

     "Loan Documents" has the meaning ascribed to that term in the Recitals.

     "Loss" or "Losses" means all liabilities, claims, losses, damages, costs, judgments, penalties, fines and expenses (including reasonable fees and expenses of counsel, advisors and experts, travel and other out-of-pocket expenses of employees or agents and any other fees and expenses paid or due and owing in connection with any of the foregoing), together with Indemnity Interest.

     "Market Price" means, as to any security on a given day, the average of the closing prices of such security's sales on all domestic securities exchanges on which such security at the time may be listed, or, if there have been no sales on any such exchange on such day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or, if on any day such security is not so listed, the average of the representative bid and asked prices quoted in the NASDAQ National Market as of 4:00 P.M., New York time, on such day, or, if on any day such security is not quoted in the NASDAQ National Market, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar successor organization. If at any time the Common Stock is not listed on any domestic securities exchange or quoted in the NASDAQ National Market or the domestic over-the-counter market, the "Market Price" shall be the fair value thereof determined jointly by the Company and the Buyer or. if the Company and the Buyer are unable to agree on the fair value, the Market Price will be determined by an appraiser jointly selected by the Company and the Buyer.

     "Material Adverse Effect" means a material adverse effect on the business, properties, prospects, financial condition or results of operations of the Company and the Subsidiaries, taken as a whole.

     "Non-ERISA Plans" has the meaning ascribed to that term in Section 4.23(a).

     "OSHA" means the Occupational Safety and Health Act, as amended.

     "Owned Property" has the meaning ascribed to that term in Section 4.09(a).

     "Pension Plans" has the meaning ascribed to that term in Section 4.24(a).

     "Percentage Interest" has the meaning ascribed to that term in Section 2.03(e).

     "Permits" has the meaning ascribed to that term in Section 4.18.

     "Person" means an individual, corporation, partnership, limited liability company, association, trust, unincorporated organization or other legal entity.

     "Personal  Property"  has the  meaning  ascribed  to that  term in  Section
4.10(a).

     "Preferred Stock" has the meaning ascribed to that term in Section 4.01(a).

     "Property Leases" has the meaning ascribed to that term in Section 4.09(b).

     "Purchase Price" has the meaning ascribed to that term in Section 2.02

     "Real Property" has the meaning ascribed to that term in Section 4.09(a).

     "Registration Rights Agreement" has the meaning ascribed to that term in the Recitals.

     "Securities Act" means the Securities Act of 1933, as amended.

     "Shares" has the meaning ascribed to that term in the Recitals.

     "Stockholder Agreement" has the meaning ascribed to that term in the Recitals.

     "Subscription Right" has the meaning ascribed to that term in Section 2.03(a).

     "Subsidiary" means each corporation, partnership, limited liability company and other entity with respect to which the Company (i) beneficially owns, directly or indirectly, 10% or more of the outstanding stock or other equity interests; (ii) otherwise controls, directly or indirectly, because of factors or relationships other than the percentage of equity interests owned or (iii) is required to account for its ownership under the equity method.

     "Tax Return" includes any material report, statement, form, return or other document or information required to be supplied by a federal, state, local or foreign taxing authority in connection with Taxes.

     "Tax" means any federal, state, local and foreign income or gross receipts tax, alternative or add-on minimum tax, sales and use tax, customs duty and any other tax, charge, fee, levy or other assessment including property, transfer, occupation, service, license, payroll, franchise, excise, withholding, ad valorem, severance, stamp, premium, windfall profit, employment, rent or other tax, governmental fee or like assessment or charge of any kind, together with any interest, fine or penalty thereon, addition to tax, additional amount, deficiency, assessment or governmental charge imposed by any federal, state, local or foreign taxing authority.

     "Title Documents" has the meaning ascribed to that term in Section 4.09(b).

     "Transactions" has the meaning ascribed to that term in the Recitals.

     "Transaction Documents" has the meaning ascribed to that term in the Recitals.

     "Welfare Plans" has the meaning ascribed to that term in Section 4.24(a).

                                   ARTICLE TWO

              SALE AND PURCHASE OF THE SHARES; SUBSCRIPTION RIGHTS

     SECTION 2.01. Transfer of Shares. On the Closing Date, the Company will sell, transfer, assign and deliver to the Buyer, against payment therefor as provided in Section 2.02, a certificate or certificates representing the Shares duly issued to the Buyer.

     SECTION 2.02. Purchase Price. The Buyer shall pay the Company $1.25 per share as consideration for the Shares, for an aggregate purchase price of $9,262,500 (the "Purchase Price"). On the Closing Date, the Buyer shall deliver the Purchase Price as follows:

     (a) $2,015,563.46 to the Company by wire transfer of immediately available funds to an account designated in writing by the Company prior to the Closing Date;

     (b) $7,246,936.54 to the Company's bank account with The Chase Manhattan Bank, N.A. ("Chase") by wire transfer of immediately available funds which will be debited by Chase as full satisfaction of the amounts owed by the Company and its affiliates to Chase; and

     (c) $1,566,986.93 to The Bank of Nova Scotia ("BNS") by wire transfer of immediately available funds as full satisfaction of the amounts owed by the Company and its affiliates to BNS.

     SECTION 2.03. Subscription Rights. As further consideration to induce the Buyer to purchase the Shares, the Company grants to the Buyer the right to purchase additional shares of Common Stock on the terms, and subject to the conditions, set forth in this Section 2.03.

     (a) In order to maintain its Percentage Interest in the Company, the Buyer will have the right (the "Subscription Right") to purchase shares of Common Stock from the Company, at the per share price set forth in Section 2.03(b) or 2.03(c), upon the issuance by the Company from time to time of Dilutive Securities. The number of shares that the Buyer may purchase will be that number of shares necessary to restore the Buyer to its Percentage Interest or, in the Buyer's discretion, any fewer number of shares of Common Stock. Pursuant to the Subscription Right, the Buyer may purchase shares of Common Stock on the same terms (other than price to the extent provided in Section 2.03(d)) as the issuance of the Dilutive Securities that gave rise to the Subscription Right.

     (b) To the extent that the Subscription Right arises out of the issuance of Dilutive Securities to employees, officers, directors, contractors, advisors or consultants of the Company pursuant to incentive agreements or incentive plans approved by the Board of Directors and the stockholders of the Company ("Employee Stock"), the price per share at which such Common Stock will be sold to the Buyer will be the average Market Price of the Common Stock over the ten trading days immediately preceding the date on which the Buyer elects to purchase such Common Stock.

 (c) To the extent that the Subscription Right arises out of any issuance of Dilutive Securities other than Employee Stock, the price per share at which such Common Stock will be sold to the Buyer will be the price at which such Dilutive Securities were issued. In the event that the issuance of any Dilutive Securities occurs upon the exercise, conversion or exchange of other securities, the per share price at which such Dilutive Securities shall be deemed to have been issued will be the sum of (A) the per share amount paid upon such exercise, conversion or exchange and (B) the per share amount previously paid for the securities so exercised, converted or exchanged, adjusted for any stock split, stock dividend or other similar event.

     (d) In the event that Dilutive Securities were issued for consideration other than cash, the per share amounts paid for such Dilutive Securities shall be determined jointly by the Company and the Buyer.

     (e) A Stockholder's "Percentage Interest" for purposes of the Subscription Right shall be determined by dividing the number of shares of Common Stock held by the Buyer as of the Closing Date into the total number of voting securities of the Company outstanding on the Closing Date.

     (f) Prior to the issuance of any Dilutive Securities, the Company will give at least five days written notice to the Buyer describing the number of Dilutive Securities proposed to be issued and the terms upon which the Company proposes to issue such Dilutive Securities. The Buyer may exercise its Subscription Right at any time during the 30-day period following the issuance of the Dilutive Securities.

                                  ARTICLE THREE

                                     CLOSING

     SECTION  3.01.  Time,  Date  and  Place  of  Closing.  The  closing  of the
Transactions (the "Closing") will take place at the offices of Gibson, Dunn & Crutcher LLP, 200 Park Avenue, New York, New York at 10:00 a.m. local time, on the date hereof. All proceedings to take place at the Closing will take place simultaneously, and no delivery will be considered to have been made until all such proceedings have been completed. The time and date of the Closing is referred to as the "Closing Date".

     SECTION 3.02. Required Documents. All certificates, instruments, agreements, consents, approvals and other documents required by Article Seven as closing deliveries will be delivered to the Buyer and the Company at the Closing.

                                  ARTICLE FOUR

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company represents and warrants to the Buyer as follows:

     SECTION 4.01. Capitalization.

     (a) As of the date hereof, the authorized capital stock of the Company consists of (i) 20,000,000 shares of common stock, par value $0.01 per share, of which 9,056,268 shares are issued and are outstanding; and (ii) 5,000,000 shares of preferred stock, par value $0.01 per share (the "Preferred Stock"), none of which is issued and outstanding. Each share of common stock is entitled to one vote per share. The Company has sufficient authorized and unissued Common Stock to allow for the issuance of the Shares as of the date hereof.

     (b) All of the outstanding shares of capital stock of the Company have been duly authorized and validly issued, and are fully paid and nonassessable. None of the capital stock of the Company was issued in violation of any preemptive rights. All capital stock of the Company was issued in conformity with Applicable Law. Except as set forth on Schedule 4.01(b), no person to whom any capital stock of the Company was issued and no person claiming through any such person has any claim against the Company in respect of any such issuance, including any claim based upon an alleged misstatement of a material fact in connection with such issuance or an omission to state a material fact necessary to make the statements of fact stated in connection with such issuance not misleading.

     (c) On the date hereof, upon issuance, sale and delivery of the certificates representing the Shares to the Buyer and payment of the Purchase Price for those Shares pursuant to Section 2.01: (i) each Share shall be duly authorized and validly issued, fully paid and nonassessable; (ii) none of the Shares shall have been issued in violation of any preemptive rights or any other covenant, condition, restriction or voting arrangement affecting the Company or the capital stock thereof; (iii) each Share will be entitled to one vote, voting together with the other shares of common stock as a single class; and (iv) each Share shall have been issued in conformity with Applicable Law.

     (d) On the date hereof, upon issuance, sale and delivery of the certificates representing the Shares to the Buyer and payment of the Purchase Price for those Shares pursuant to Section 2.01, the Company will transfer good and marketable title to the Shares, free and clear, except as required by applicable state or federal securities laws or as otherwise provided in this Agreement and the Stockholder Agreement, of any covenant, condition, restriction, voting arrangement, lien, charge, encumbrance, security agreement, option or adverse claim, to the Buyer.

     (e) On the date hereof, upon issuance, sale and delivery of the certificates representing the Shares to the Buyer and payment of the Purchase Price for those Shares pursuant to Section 2.01, the Shares shall constitute 45% of the total number of outstanding shares of capital stock of the Company.

     (f) Except as set forth on Schedule 4.01(f), there are no outstanding subscriptions, options, rights, warrants, convertible securities or other agreements or commitments obligating the Company or any Subsidiary to issue or to transfer from its treasury any shares of capital stock or other ownership interests. No unissued shares of capital stock or ownership interests of the Company or any Subsidiary are subject to any preemptive rights (other than pursuant to the Stockholder Agreement). There are no outstanding contractual obligations to repurchase, redeem or otherwise acquire any outstanding shares of capital stock of or other ownership interest in the Company.

     SECTION 4.02. Conflicts, Defaults. The execution and delivery of this Agreement and the other agreements and instruments contemplated hereby by the Company do not, and the performance of the Company's obligations hereunder and thereunder and the consummation by the Company of the Transactions will not: (i) violate, conflict with or constitute a breach or default under the certificate of incorporation or bylaws or equivalent organizational document of the Company or any Subsidiary; (ii) require any authorization, approval, consent, registration, declaration or filing (other than a Report on Form 8-K and a filing of a Form D) with, from or to any Governmental Authority; (iii) violate any Applicable Law; (iv) result in the creation of any lien, security interest, charge or encumbrance upon (A) the Shares or (B) any of the properties or assets of the Company or any Subsidiary; or (v) after giving effect to the payments to be made pursuant to Sections 2.02(b) and (c), conflict with or result in a breach of, create an event of default (or event that, with the giving of notice or lapse of time or both, would constitute an event of default) under, or give any third party the right to terminate, cancel or accelerate any obligation under, any contract, agreement, note, bond, guarantee, deed of trust, loan agreement, mortgage, license, lease, indenture, instrument, order, arbitration award, judgment or decree to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary is bound. There is no pending or, to the Knowledge of the Company, threatened action, suit, claim, proceeding, inquiry or investigation before or by any Governmental Authority against or affecting the Company or any Subsidiary, involving or seeking to restrain or prevent the consummation of the Transactions or that reasonably might be expected to affect the right of the Buyer to acquire or own the Shares.

     SECTION 4.03. Organization and Good Standing.

     (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company is qualified to do business and is in good standing in each jurisdiction in which the ownership of property or the conduct of business requires it to be so qualified, except where the lack of such qualification would not reasonably be expected to have a Material Adverse Effect. True and complete copies of the articles of incorporation and bylaws of the Company have been delivered to the Buyer. The Company has all requisite corporate power and authority to own or lease and operate its properties and assets and to carry on its business as now conducted.

     (b) The minute books, stock ledgers and stock transfer records of the Company furnished to the Buyer for review are accurate and complete in all material respects. Such minute books contain the minutes of all meetings of the stockholders and board of directors of the Company. All such meetings were duly called and held, and a quorum was present and acting throughout each such meeting or action was taken by unanimous written consent in lieu of a meeting. Such stock ledgers and stock transfer records reflect all issuances and registrations of transfer of all shares of capital stock of the Company.

     SECTION 4.04. Subsidiaries.

     (a) Set forth on Schedule 4.04 is a complete list of every Subsidiary of the Company. Except as set forth on Schedule 4.04, the Company owns 100% of the equity of each of its Subsidiaries. Schedule 4.04 sets forth the extent to which the Company may be liable under any circumstances for the payment of additional amounts with respect to the Subsidiaries, whether in the form of subscription obligations, assessments, capital calls, installment payments, general partner liability, guarantees or otherwise. Except as set forth on Schedule 4.04, the Company does not own, directly or indirectly, an equity interest in any other corporation, partnership, limited liability company, joint venture or other entity.

     (b) The capitalization of each Subsidiary is set forth on Schedule 4.04. The shares of capital stock or other ownership interests so issued by the Subsidiaries have been duly authorized and validly issued, and are fully paid and nonassessable. Except as set forth on Schedule 4.04, all such shares of capital stock or other ownership interests are owned by the Company as record owner thereof free and clear of all liens, charges, encumbrances, equities and claims whatsoever. There is no outstanding or authorized option, subscription, warrant, call, right, commitment or other agreement of any character obligating the Company or any Subsidiary to issue, sell, transfer, pledge or otherwise encumber any share of capital stock or other ownership interest of any Subsidiary or any security or other instrument convertible into or exercisable for or evidencing the right to subscribe for any such share of capital stock or other ownership interest.

(c) Each Subsidiary is an entity duly organized, validly existing and in good standing (to the extent the jurisdiction of organization of any such Subsidiary recognizes such a concept) under the laws of the jurisdiction of its formation indicated on Schedule 4.04. Each Subsidiary is qualified to do business and is in good standing in each jurisdiction in which the ownership of property or the conduct of business requires it to be so qualified, except where the lack of such qualification would not reasonably be expected to have a Material Adverse Effect. True and complete copies of the certificate of incorporation and bylaws of each Subsidiary have been delivered to the Buyer.

     (d) The minute books, stock ledgers and stock transfer records of each Subsidiary furnished to the Buyer for review are accurate and complete in all material respects. Except as set forth in Schedule 4.04, such minute books contain the minutes of all meetings of the stockholders and board of directors of such Subsidiary. All such meetings were duly called and held, and a quorum was present and acting throughout each such meeting. Such stock ledgers and stock transfer records reflect all issuances and registrations of transfer of all shares of capital stock of such Subsidiary.

     SECTION 4.05.  Corporate Power and  Authorization.

     (a) The Company has all requisite and legal corporate power to execute and deliver this Agreement, to issue, sell and deliver the Shares to the Buyer as provided hereunder and to carry out and perform its other obligations under this Agreement and the Transactions.

     (b) All corporate action on the part of the Company and its directors necessary for the sale and issuance of the Shares and the performance of its other obligations under the Transaction Documents have been taken. The Transaction Documents are legal, valid and binding obligations of the Company, enforceable in accordance with their terms. The sale of the Shares to the Buyer and the Transactions do not require the consent of the stockholders of the Company. The Company has provided its stockholders with any notice of the Transaction required by Applicable Law.

     (c) The Board of Directors of the Company, in good faith and upon reasonable consideration, has taken all action necessary to approve the purchase of the Shares by the Buyer and the Transactions so that neither Article V,
Section 1 of the Company's Certificate of Incorporation nor Section 203(a) of the Delaware General Corporation Law (the "DGCL") will be applicable to the Buyer or any of its Affiliates. No action by the stockholders of the Company is necessary so that neither Article V, Section 1 of the Company's Certificate of Incorporation nor Section 203(a) of the DGCL will be applicable to the Buyer or any of its Affiliates.

         SECTION 4.06.     Financial Statements.

     (a) The Company has provided the Buyer with the following financial statements of the Company and its Subsidiaries (collectively, the "Financial Statements"):

     (i) the audited consolidated balance sheet of the Company and the Subsidiaries as of May 27, 2000 (the "Annual Balance Sheet," and such date, the "Annual Balance Sheet Date"), and the related audited consolidated statements of income and cash flows of the Company and the Subsidiaries for the fiscal year then ended (together with the Annual Balance Sheet, the "Annual Financial Statements"), and

     (ii) the unaudited consolidated balance sheet of the Company and the Subsidiaries as of February 27, 2001 (the "Latest Balance Sheet," and such date, the "Latest Balance Sheet Date"), and the related unaudited consolidated statements of income and cash flows of the Company and the Subsidiaries for the nine-month period then ended (together with the Latest Balance Sheet, the "Latest Financial Statements").

     (b) The Financial Statements: (i) have been prepared in all material respects in accordance with the books and records of the Company and the Subsidiaries; (ii) have been prepared in accordance with GAAP; (iii) reflect and provide adequate reserves and disclosures in respect of all liabilities of the Company and the Subsidiaries, including all contingent liabilities; and (iv) present fairly the consolidated combined financial position of the Company and the Subsidiaries at such dates and the results of operations and cash flows of the Company and the Subsidiaries for the periods then ended.

     (c) The Company: (i) keeps books, records and accounts that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of assets; and (ii) maintains a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management's general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP to maintain accountability for assets; (C) access to assets is permitted only in accordance with management's general or specific authorizations; and (D) the recorded accountability for assets and inventory is compared with existing assets and inventory at reasonable intervals and appropriate action is taken with respect to any differences.

     SECTION 4.07. Changes in Circumstances. Except as set forth on Schedule 4.07, since the Annual Balance Sheet Date, the Company has used its commercially reasonable best efforts to preserve the business organization of the Company and the Subsidiaries intact, to keep available to the Company and the Subsidiaries the services of all officers and employees and to preserve the goodwill of the suppliers, customers, employees and others having business relations with the Company and the Subsidiaries. Except as set forth on Schedule 4.07, since the Annual Balance Sheet Date, no supplier to, or cruise line or other business partner of, the Company or any Subsidiary has indicated any plan or intention to reduce or terminate or change the nature or way of doing its business with the Company or any Subsidiary or has been given any increase in its rates or charges. Except as set forth on Schedule 4.07, since the Annual Balance Sheet Date, the Company and the Subsidiaries have conducted their business in the ordinary course, have maintained their rates and charges without reduction and have maintained their assets and properties in at least as good order and condition as existed on such date, ordinary wear and tear excepted, and as is necessary to continue to conduct their business. Except as set forth on Schedule 4.07, since the Annual Balance Sheet Date there has not been:

     (a) any transaction by the Company or any Subsidiary not in the ordinary and usual course of business;

     (b) the incurrence of any indebtedness for borrowed money by the Company or any Subsidiary, or the incurrence by the Company or any Subsidiary of any other liability or obligation (accrued, absolute, contingent or otherwise), except for liabilities or obligations incurred in the ordinary course of business and as expressly permitted by this Agreement;

     (c) any material decrease in the amount of net assets, or material adverse change in the financial condition, assets, liabilities or business or prospects of the Company and the Subsidiaries taken as a whole;

     (d) any material damage, destruction or loss, whether or not covered by insurance, affecting the Company or any Subsidiary;

     (e) any material alteration in the manner in which the Company and the Subsidiaries keep their books, accounts or records, or in the accounting principles and practices therein reflected;

     (f) a termination or threatened termination or substantial modification of the relationship between the Company or any Subsidiary and a key employee or a material customer or supplier;

     (g) a lease of, or commitment to acquire or lease, any realty or any substantial item of machinery or equipment;

     (h) any mortgage, pledge or lien, charge or other encumbrance placed upon any of the assets or properties of the Company or any Subsidiary;

     (i) a sale, assignment or transfer of any asset, property or business or cancellation of any debt or claim or waiver of any right, except in the ordinary course of business;

     (j) the forgiveness of any loan to any stockholder, officer, director or employee of the Company or any Subsidiary, or any dividend or distribution to any stockholders or other payment to any stockholders other than salary or other compensation for services rendered as officers, directors or employees of the Company;

     (k) any loan to any stockholder, officer, director or employee of the Company or any Subsidiary or any Affiliate of the Company;

     (l) any increase or decrease, in an aggregate amount not in excess of $25,000, in the salary or other compensation payable or to become payable to any key employee, officer, director of the Company or any Subsidiary, or the declaration, payment or commitment of any kind for the payment of a bonus or other compensation or benefit;

     (m) any increase or decrease in the salary or other compensation payable or to become payable, other than in the ordinary course and consistent with past practice, to any non-key employee, officer, director of the Company or any Subsidiary, or the declaration, payment or commitment of any kind for the payment of a bonus or other compensation or benefit;

     (n) any commitment for capital expenditures in excess of $25,000;

     (o) any issuance of any security of the Company or any Subsidiary or any agreement to issue any security of the Company or any Subsidiary; or

     (p) in general, any change in the financial condition, operations, business, properties or assets or manner of conducting the business of the Company or any Subsidiary, other than changes in the ordinary and usual course of business consistent with prior practice, none of which, individually or in the aggregate, has had or reasonably could be expected to have a Material Adverse Effect.

     SECTION  4.08.  Ownership  and  Adequacy of Assets.  Except as set forth on
Schedule 4.08, the Company and the Subsidiaries have good and marketable title to all of the assets that they purport to own, including all assets shown on or reflected in the Latest Financial Statements and all assets acquired since the dates thereof, free and clear of all liens, charges, encumbrances, equities and claims, other than inventory sold in the ordinary course of business. Such assets, together with the properties leased to the Company and the Subsidiaries and described in the Schedules to this Agreement, are all the assets necessary to conduct the business of the Company and the Subsidiaries as conducted prior to the date hereof. All facilities and equipment that are owned or leased by the Company or any Subsidiary are in good working condition (ordinary wear and tear excepted) and in a state of reasonable maintenance and repair and are available for the continued operation of the business of the Company and the Subsidiaries in the ordinary course consistent with past practice.

     SECTION 4.09. Real Property.

     (a) Set forth on Schedule 4.09 is (i) a complete list of all real property that the Company or any Subsidiary currently owns, or in which the Company or any Subsidiary currently has legal or equitable title (such real property, together with all rights, title privileges and appurtenances of the Company and the Subsidiaries pertaining thereto, is referred to as the "Owned Property"); and (ii) a description of each lease of real property under which the Company or any Subsidiary is a lessee, lessor, sublessee or sublessor (the "Leased Property"). The Owned Property and the Leased Property collectively are referred to as the "Real Property."

     (b) True and complete copies of all deeds, title insurance policies, surveys, mortgages, agreements and other documents granting to the Company or any Subsidiary title to or an interest in any Real Property (the "Title Documents"), including all leases, licenses or other occupancy agreements, including amendments and supplements thereto, to which the Company or any Subsidiary is a party respecting any Real Property and all other instruments granting such leasehold interests, rights, options or other interests (the "Property Leases") have been delivered to the Buyer.

     (c) With respect to the Property Leases, no breach or event of default on the part of the Company, any Subsidiary, or any other party to any of the Property Leases, and no event that, with the giving of notice or lapse of time or both, would constitute such breach or event of default by the Company or any Subsidiary or, to the Knowledge of the Company or any Subsidiary, any other party to any of the Property Leases, has occurred and is continuing unremedied, which breach or event of default would give rise to any right to terminate or alter the material terms of any such Property Lease. Each Property Lease is in full force and effect and is valid and enforceable against the relevant Company or Subsidiary and, to the knowledge of the Company, the other party thereto in accordance with its terms. All rental and other payments due under each of the Property Leases have been paid. The sale of the Shares to the Buyer and the consummation of the Transactions do not require the consent of any party to, constitute an event of default under or trigger any options to terminate or change the existing terms of any, Property Lease.

     (d) With respect to the Title Documents, no breach or event of default on the part of the Company, any Subsidiary or any other party thereto and no event that, with the giving of notice or lapse of time or both, would constitute such breach or event of default on the part of the relevant Company, Subsidiary or, to the knowledge of the Company, any other party thereto, under any term, covenant or condition of such Title Documents, have occurred and are continuing unremedied, which breach or event of default would give rise to any right to terminate or alter the material terms of any such Title Documents.

     (e) Except as set forth on Schedule 4.09(e), the Company and the Subsidiaries have good and marketable title in fee to the Owned Property, and the right to use and occupy the Leased Property, and to all plants, buildings and improvements thereon, free and clear of any mortgages, liens, security interests, claims, charges, imperfections of title, encroachments, easements,
rights-of-way,squatters'  rights,  encumbrances,   covenants,  conditions  or
restrictions ("Impairments"), except for any such Impairments which do not materially interfere with the use of such Owned Property or Leased Property by the Company or its Subsidiaries.

     (f) The buildings and improvements owned or leased by the Company or any Subsidiary, and the operation or maintenance thereof as presently operated and maintained, do not (i) violate in any material respect any zoning or building law or ordinance or other administrative regulation regarding real property, including those relating to zoning, land division, building, fire, health and safety or (ii) violate in any material respect any restrictive covenant or similar provision of federal, state, local or foreign law regarding real property in any material respect.

     (g) There is no pending or, to the Knowledge of the Company, threatened condemnation or eminent domain proceeding with respect to, or that is reasonably likely to affect, any Real Property.

     SECTION 4.10 Tangible Personal Property.

     (a) Set forth on Schedule 4.10 is a complete list of all personal property owned with a book value in excess of $25,000 or leased, with obligations in excess of $20,000 per year in the aggregate to any single lessor, by the Company or any Subsidiary or used in their business (the "Personal Property") and a list and brief description of each lease relating to any leased Personal Property. All such leases are valid and enforceable against the relevant Company, Subsidiary and, to the knowledge of the Company, the other party thereto in accordance with their respective terms. There is no breach or default under any of such leases on the part of the Company, any Subsidiary or, to the knowledge of the Company, on the part of any other party thereto, or any condition or event that, with the giving of notice or lapse of time or both, would constitute such a breach or default on the part of the Company, any Subsidiary or on the part of any other party thereto, which breach or event of default would give rise to any right to terminate or alter the material terms of any such lease. True and complete copies of each such lease have been delivered to the Buyer. The issuance and sale of the Shares to the Buyer does not require the consent of any party to, and will not constitute an event of default under or permit any party to terminate or change the existing terms of, any such lease.

     (b) Except as set forth on Schedule 4.10, the Company and the Subsidiaries have good and marketable title to each item of Personal Property free and clear of all liens, leases, encumbrances, claims under bailment and storage agreements, equities, conditional sales contracts, security interests, charges and restrictions, except for liens for personal property taxes that are not delinquent. All material items of Personal Property are in good condition and in a reasonable state of repair, reasonable wear and tear excepted. Material maintenance on such items of Personal Property has not been deferred beyond a reasonable time period.

     SECTION 4.11. Intangible Property.

     (a) Schedule 4.11 sets forth: (i) a complete identification of all material trademarks, tradenames, copyrights, patents and other items of intellectual property and any application in respect thereof (the "Intellectual Property") used in the business of the Company and the Subsidiaries; (ii) a true and complete list of all contracts and other agreements to which the Company or any Subsidiary is a party either as licensee or licensor for each such item of Intellectual Property; and (iii) a description of all confidential and material inventions, processes, designs, trade secrets, computer programs, software and formulae owned by or used in the business of the Company and the Subsidiaries.

     (b) Except as set forth on Schedule 4.11, the Company and the Subsidiaries are the owners of all right, title and interest in and to each item of Intellectual Property free and clear of all liens, security interests and encumbrances and without obligation to make any royalty, license or other payment with respect thereto.

     (c) Except as set forth on Schedule 4.11, there have not been any claims, actions or judicial or other adversary proceedings involving the Company or any Subsidiary concerning any item of Intellectual Property and there is no basis for, or known threat of, any such action or proceeding.

     (d) The Company and the Subsidiaries have the right and authority to use each item of Intellectual Property and, to the knowledge of the Company, such use does not conflict with, infringe upon or violate any proprietary right of any other person.

     SECTION 4.12. Receivables. The accounts receivable of the Company and the Subsidiaries have arisen from bona fide transactions or for sales of merchandise in the ordinary course of business consistent with past practice, represent bona fide indebtedness incurred by the applicable account debtor, are collectible in full in accordance with their terms in accordance with the past custom and practice of the Company and the Subsidiaries, subject only to the reserve for bad debts set forth on the Latest Financial Statements as adjusted for operations and transactions through the Closing Date and, to the Knowledge of the Company, are not subject to any defense or offset.

     SECTION 4.13. Contracts and Commitments.

     (a) Set forth on Schedule 4.13 is a complete list of each written or oral agreement or instrument to which the Company or any Subsidiary is a party, of the type or nature described below:

           (i) agreement or contract not made in the ordinary course of business, other than the Transaction Documents;

           (ii)  consulting  agreement,   independent   contractor  agreement,
bonus agreement, commission agreement or contract for the employment of any employee or other person on a full-time, part-time or consulting basis;

           (iii) contract or collective bargaining agreement with any labor union;

           (iv) contract for the purchase or sale of Real Property or capital or fixed assets in excess of $25,000;

           (v) agreement or contract for the purchase of materials, supplies, equipment or services in excess of normal requirements, in each case, which require or could be reasonably expected to require expenditures by the Company or any Subsidiary in excess of $25,000 per annum;

           (vi) agreement or contract with a cruise line or other business entity designed to introduce customers to the Company's stores;

           (vii) agreement or contract that is (A) is with a significant customer or supplier, (B) is not terminable upon notice of 30 days or less without cost or liability resulting from such termination, or (C) any distribution agreement with a merchandise supplier;

           (viii) agreement, mortgage, indenture, loan or credit agreement, security agreement or other agreement or instrument relating to the borrowing or lending of money or extension of credit or providing for the mortgaging or pledging of, or otherwise placing a lien, security interest or encumbrance on, any of the assets of the Company or any Subsidiary;

           (ix) option, warrant or other contract for the purchase of any debt or equity security of any corporation or entity, or for the issuance,
sale or registration  for  sale  of  any  debt  or  equity  security,   other
than the Registration Rights Agreement, or for the conversion of any obligation, instrument or security into debt or equity securities, of the Company or any Subsidiary;

           (x) guaranty or indemnity of or with respect to any obligation for borrowed money, credit or otherwise, excluding endorsements made for collection in the ordinary course of business;

           (xi) settlement agreement of any administrative or judicial proceedings within the past five years;

           (xii) contracts and other agreements containing covenants under which the Company, any Subsidiary, any key employee of the Company or any Subsidiary may not compete in a line of business, with a particular person or entity (other than the Company or any Subsidiary), or in a particular geographic area;

           (xiii)  license   agreement  for  any  intellectual   property,
including trademarks, trade names and service marks; or

           (xiv) any other contract or agreement which is material to the business, business prospects or assets of the Company or the termination of which would have or could be reasonably expected to have a Material Adverse Effect (other than Property Leases and Title Documents).

     (b) Neither the Company nor any Subsidiary is in breach of or in default under any agreement or instrument listed in Schedule 4.13 (collectively, the "Contracts"), and no event has occurred that, with the giving of notice or lapse of time or both, would constitute such a breach or default by the Company, any Subsidiary or any other party thereto, except, in each case, any such breach or default which would not give rise to a right to terminate or alter the material terms of any such Contract. True and complete copies of the Contracts have been delivered to the Buyer.

     SECTION 4.14.  Inventory.  The  inventory  set forth in the Latest  Balance
Sheet has been valued in accordance with GAAP consistently applied with prior periods. The inventory is adequate and appropriate for the conduct of the business of the Company and the Subsidiaries as it is currently being conducted. Inventory levels are not in excess of the normal operating requirements of the Company and the Subsidiaries in the ordinary course of business consistent with past practice. The value at which the inventory is carried on the Latest Balance Sheet reflects the normal inventory policy of the Company and the Subsidiaries and is consistent with the Annual Balance Sheet.

     SECTION 4.15. Personnel.

     (a) Set forth on Schedule 4.15 is a complete list of:

           (i) the name of each person employed by the Company or any Subsidiary, other than hourly employees, whose total compensation for s services rendered, including bonuses and deferred compensation, for the fiscal year ended May 27, 2000 was in excess of the rate of $50,000 per year, the title or job classification of each such person, the name of the Company or the Subsidiary by which such person is employed and the current compensation of each such person;

           (ii) the name of each person, if any, holding tax or other powers of attorney from the Company or any Subsidiary and a summary of the terms thereof;

           (iii) all employment contracts, confidentiality agreements or non-compete agreements to which the Company or any Subsidiary is a party;

           (iv) the name and title or job description of each director and officer, and each other key employee, of each Company and each Subsidiary; and

           (v) a list of each employee of each Company and each Subsidiary and a description of any noncompetition arrangements, including duration, scope and geographic area, between each such employee and the Company or any Subsidiary.

     (b) The Company has furnished to the Buyer true and complete copies of all employment contracts, collective bargaining agreements, confidentiality agreements and non-compete agreements, along with a manual describing the material provisions of all employee benefit plans relating to employees of the Company or any Subsidiary.

     (c) Since the Annual Balance Sheet Date, there has been no material change in the rate of total compensation for services rendered, including bonuses and deferred compensation, for any of the employees listed on Schedule 4.15, and the bonuses and deferred compensation established for the fiscal year ending May 26, 2001 are consistent with the past practices of the Company and the Subsidiaries for the fiscal year ended May 27, 2000 for similar employees in similar situations.

     SECTION 4.16. Labor Matters.

     (a) Neither the Company nor any of the Subsidiaries is a party to any contract or collective bargaining agreement with any labor organization. No organizing effort or question concerning representation question is pending respecting the employees of the Company or any Subsidiary, and no such question has been raised within the preceding three years.

     (b) All reasonably anticipated material obligations of the Company or any Subsidiary, whether arising by operation of law, contract, past custom or otherwise, for unemployment compensation benefits, pension benefits, salaries, wages, bonuses and other forms of compensation payable to the officers, directors and other employees and independent contractors of the Company or any Subsidiary have been paid or adequate accruals therefor have been made in the Latest Balance Sheet in accordance with GAAP.

     (c) To the Company's knowledge, except as set forth on Schedule 4.16, there is no basis for any material claim, grievance, arbitration, negotiation, suit, action or charge of or by the employees of the Company or any Subsidiary, and no such material charge or complaint is pending against the Company or any Subsidiary before the National Labor Relations Board, the Equal Employment
Opportunity Commission or any other federal, state or local agency with jurisdiction over employment matters.

     (d) Each Company and each Subsidiary has withheld and paid to the appropriate Governmental Authorities or is withholding for payment not yet due to such authorities all amounts required to be withheld from the employees of the Company and the Subsidiaries. Neither the Company nor any Subsidiary is liable for any arrears of such amounts or penalties thereon for failure to comply with any of the foregoing. The Company and the Subsidiaries have complied in all material respects with all Applicable Laws relating to the employment of labor, including those relating to wages, hours, collective bargaining and the payment and withholding of Taxes and other amounts as required by appropriate Governmental Authorities.

     (e) No key employee of the Company or any Subsidiary, to the Knowledge of any such entity, plans to retire or resign during the 12-month period following the Closing Date or otherwise be unavailable as an employee of such Company or such Subsidiary after the Closing Date at compensation substantially similar to such employee's present rate of compensation plus bonuses similar to amounts paid in prior years.

     SECTION 4.17. Compliance with Law. The Company and its Subsidiaries are in compliance in all material respects with all Applicable Law; provided, however, for purposes of the preceding sentence, "Applicable Law" shall not include those Applicable Laws referred to in Section 4.16, 4.20, 4.21, 4.22, 4.23, 4.24 and
4.27. Neither the Company nor any Subsidiary has received any notification of any asserted present or past failure to comply with Applicable Law.

     SECTION 4.18. Permits. Set forth on Schedule 4.18 is a complete list of all material franchises, licenses, permits, certificates and other authorizations from Governmental Authorities (collectively, the "Permits") issued to the Company, any Subsidiary or any employee of the Company or any Subsidiary to act on behalf of the Company or any Subsidiary. Such Permits constitute all material franchises, licenses, permits, certificates and other authorizations from any Governmental Authorities that are necessary for the conduct of the business of the Company and the Subsidiaries as presently conducted. All such Permits are in full force and effect, and no material violations have been recorded in respect of the Permits. No proceeding is pending or, to the Knowledge of the Company, threatened to revoke, withdraw or limit any Permit. To the Company's knowledge, there is no fact, error or omission relevant to any Permit that would permit the revocation, withdrawal or limitation or result in the threatened revocation, withdrawal or limitation of such Permit. The Company has no reason to believe that any such proceeding will be brought in the future or that any such Permit will be revoked, withdrawn, limited or not extended or renewed. The issuance and sale of the Shares to the Buyer and the consummation of the Transactions does not require the consent of any Governmental Authority with respect to, and will not constitute an event of default under or permit the termination of or an adverse change to the existing terms of, any Permit.

     SECTION 4.19. Litigation. Except as set forth on Schedule 4.19, there is no pending or, to the Knowledge of the Company, threatened litigation, action, suit, proceeding, arbitration, claim, investigation or administrative proceeding, by or before any Governmental Authority or dispute resolution panel, involving or affecting the Company or any Subsidiary, or the assets, properties or business of the Company or any Subsidiary, or relating to or involving the Transactions. No litigation, action, suit, proceeding, arbitration, claim, investigation or administrative proceeding, whether or not set forth on Schedule 4.19, reasonably could be expected to have a Material Adverse Effect or to result in the imposition of a material lien, security interest or other encumbrance on any of the assets of the Company or any Subsidiary. Neither the Company nor any Subsidiary has received any opinion or memorandum or legal advice or notice from legal counsel to the effect that it is exposed, from a legal standpoint, to any liability or disadvantage that may be material to its assets, properties, business or business prospects. Neither the Company nor any Subsidiary is in default with respect to any material order, writ, injunction or decree known to or served upon the Company or such Subsidiary. Except as set forth on Schedule 4.19, there is no pending action or suit brought by the Company or any Subsidiary against others.

     SECTION 4.20. Tax Matters.

     (a) Except as set forth on Schedule 4.20, the Company and the Subsidiaries in a timely manner have filed all Tax Returns required to have been filed and have paid all Taxes shown due on such returns. All such returns are true, correct and complete in all material respects. The Company and the Subsidiaries have paid in full or set up adequate reserves in accordance with GAAP in respect of all material Taxes for the periods covered by such returns, as well as all other material Taxes that have become due or payable, including all Taxes that the Company or any Subsidiary is obligated to withhold from amounts paid or payable to or benefits conferred upon employees, creditors and third parties.

     (b) Set forth on Schedule  4.20 is a complete  list of income and other Tax
Returns filed by the Company or any Subsidiary that have been examined or audited by the IRS or other appropriate authority during the preceding five years and a list of all adjustments resulting from each such examination or audit. Except as set forth on Schedule 4.20, no Tax examination or audit is in progress. All deficiencies proposed as a result of such examinations or audits have been paid or finally settled. Any material adjustments resulting from any settlement of any proposed deficiency are reflected in the Annual Balance Sheet to the extent required by GAAP. Schedule 4.20 sets forth the years for which any assessment against the Company or any Subsidiary may be made by the IRS or other appropriate authority has not expired. There are no grounds for any further material Tax liability with respect to the years that have not been examined or audited. There is no outstanding agreement or waiver made by or on behalf of the Company or any Subsidiary for the extension of time for any applicable statute of limitations. Except as set forth on Schedule 4.20, neither the Company nor any of the Subsidiaries has requested any extension of time in which to file any Tax Return.

     (c) Except for statutory liens for Taxes that are not yet due, there is no Tax lien, whether imposed by any federal, state, local or foreign taxing authority, outstanding against any of the assets or properties of the Company or any Subsidiary.

     (d) None of the Company or any of its Subsidiaries is, and none was on any "determination date" (as defined in Section 1.897-2(c) of the Treasury Regulations) that occurred in the five-year period preceding the Closing Date, a United States Real Property Holding Corporation within the meaning of Section 897 of the Code.

     (e) Neither the Company nor any Subsidiary has executed any closing agreement pursuant to Section 7121 of the Code or any predecessor provision thereof, or any similar provision of state, local or foreign law.

     (f) Neither the Company nor any Subsidiary has filed a consent  pursuant to
Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as such term is defined in Section 341(f)(4) of the Code) owned by the Company or any Subsidiary.

     (g) None of the assets owned by the Company or any Subsidiary is property that is required to be treated as owned by any other person pursuant to Section 168(f)(8) of the Internal Revenue Code of 1954, as in effect immediately prior to the enactment of the Tax Reform Act of 1986, or is "tax-exempt use property" within the meaning of Section 168(h) of the Code.

     (h) Neither the Company nor any Subsidiary is a party to a Tax sharing agreement or similar arrangement.

     (i) Neither the Company nor any Subsidiary has agreed or is required to make any adjustments pursuant to Section 481(a) of the Code or any similar provision of state, local or foreign law by reason of a change in accounting method. Neither the Company nor any Subsidiary has any Knowledge that the IRS has proposed any such adjustment or change in accounting method. There is no application pending with any taxing authority requesting permission for any changes in accounting methods by the Company or any Subsidiary.

     (j) Neither the Company nor any Subsidiary has participated in or cooperated with an international boycott within the meaning of Section 999 of the Code.

     (k) Except as set forth on Schedule 4.20, no foreign Subsidiary has, or at any time has had, an investment in "United States property" within the meaning of Section 956(c) of the Code.

     (l) No foreign Subsidiary is, or at any time has been, a passive foreign investment company within the meaning of Section 1297 of the Code, and neither the Company nor any Subsidiary is a shareholder, directly or indirectly, in a passive foreign investment company.

     (m) No foreign Subsidiary is, or at any time has been, engaged in the conduct of a trade or business within the United States or treated as or considered to be so engaged.

     SECTION 4.21 Environmental  Matters.  Except as set forth on Schedule 4.21:

     (a)(i) The Company and the Subsidiaries have obtained all Permits that are required under applicable Environmental Requirements; (ii) the Company and the Subsidiaries are in compliance in all material respects with the material terms and conditions of all such Permits; and (iii) the Company and the Subsidiaries are in compliance in all material respects with all other limitations, restrictions, conditions, standards, requirements, schedules and timetables required or imposed under applicable Environmental Requirements.

     (b) Neither the Company, any Subsidiary nor any previous owner, tenant, occupant, operator or user of any Real Property or Former Real Property or any other person, has engaged in or permitted any operation or activity at or upon, or any use or occupancy of, any Real Property or Former Real Property for the purpose of or in any way involving the handling, manufacture, treatment, storage, use, generation, release, discharge, refining, reclaiming, recycling, dumping or disposal (whether legal or illegal, accidental or intentional, integral or incidental to the operations at the affected site) of any Hazardous Materials in violation of any Environmental Requirement, or in a manner that has given or would reasonably be expected to give rise to Environmental Damages being imposed on the Company or any Subsidiary. No Hazardous Materials currently are incorporated in any construction on any Real Property.

     (c) No Hazardous Materials have migrated or are threatening to migrate from any Real Property or Former Real Property upon or beneath other properties and, to the Company's Knowledge, no Hazardous Materials have migrated or are threatening to migrate from other properties upon, about or beneath any Real Property.

     (d) (i) Either no underground improvement, including treatment or storage tank or gas or oil well, is or ever has been located on any Real Property or Former Real Property or all such underground treatment and storage tanks have been exhumed and disposed of; and (ii) all portions of the Real Property or Former Real Property, as the case may be, and all groundwater contaminated by any Hazardous Materials contained therein, have been remediated in compliance in all material respects with Environmental Requirements and to a degree that any remaining concentrations of Hazardous Materials are below maximum contaminate levels or other regulatory limits set forth in applicable or relevant Environmental Requirements.

     (e) All Real Property and all Former Real Property, and all current and, to the Knowledge of the Company, all past activities thereon, including the use, maintenance and operation of all Real Property and all Former Real Property, and all activities and conduct of business related thereto, currently comply and, to the Knowledge of the Company, at all times in the past during the Company's use thereof have complied, in all material respects with all applicable Environmental Requirements, except for such failures to comply that individually or in the aggregate would not reasonably be expected to result in a Material Adverse Effect. Neither the Company, any Subsidiary nor any current or prior owner or occupant of any Real Property or Former Real Property, is required to take any action related to any such property in order to place such property or the improvements located thereon in compliance with all applicable Environmental Requirements, which action would reasonably be expected to result in a Material Adverse Effect.

     (f) Neither the Company, any Subsidiary nor, to the Knowledge of the Company, any current or prior owner or occupant of any Real Property or Former Real Property has received any written notice or other written communication concerning (i) any violation or alleged violation of Environmental Requirements, whether or not corrected or (ii) any alleged liability for Environmental Damages. There exists no basis for any lawsuit, claim, proceeding, citation, directive, investigation related to clause (i) or (ii) being instituted or filed, except for any such violation or liability that individually or in the aggregate would not reasonably be expected to result in a Material Adverse Effect. No writ, injunction, decree, order or judgment relating to the foregoing is outstanding that would reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any Subsidiary has been ordered by any Governmental Entity to take any step to investigate or remedy any condition on any property, whether or not constituting a violation of Environmental
Requirements. Neither the Company nor any Subsidiary has been named a "potentially responsible party" with respect thereto.

     SECTION  4.22.  Occupational  Safety  and  Health.  Except  as set forth on
Schedule 4.22, no citations have been issued to the Company or any Subsidiary under OSHA or any similar statutory scheme applicable to the Company or any Subsidiary based on their operations in countries outside the United States. The Company and the Subsidiaries are in compliance with OSHA and the rules and regulations promulgated thereunder and all similar statutory schemes applicable to the Company or any Subsidiary based on their operations in countries outside the United States. The Buyer has received true, correct and complete copies of all loss control surveys conducted by the Company's insurance carriers and copies of all recommendations made by such insurance carriers. The Company and the Subsidiaries have implemented all recommendations made by all such insurance carriers based upon any such loss control surveys.

     SECTION 4.23. Non-ERISA Plans.

     (a) Set forth on Schedule 4.23 is a list of all current and unexpired employment contracts or consulting agreements entered into by the Company or any Subsidiary, or by which the Company or any Subsidiary is bound, and all deferred compensation, bonus, incentive compensation, restricted stock, stock option, employee stock purchase, savings, unexpired severance or termination pay agreement or plan or any other employee benefit plan, agreement, arrangement or commitment, whether formal or informal, maintained, entered into or contributed to, or which is required to be maintained, entered into or contributed to, by the Company or any Subsidiary for the benefit of any current or former director, officer or employee of the Company or any Subsidiary (the "Non-ERISA Plans"). Non-ERISA Plans do not include any ERISA Plans described in Section 4.24. The Company has provided the Buyer with copies of all Non-ERISA Plans.

     (b) Each Non-ERISA Plan is in material compliance with all Applicable Law. The benefits under the Non-ERISA Plans are as represented in such plan documents. Except as reflected in the Latest Balance Sheet, neither the Company nor any Subsidiary has any obligation or liability with respect to any Non-ERISA Plan, including under any collective bargaining agreement to which the Company or any Subsidiary is a party or by which it is bound.

     (c) Neither the Company nor any Subsidiary is in default in any material respect under any Non-ERISA Plan listed on Schedule 4.23. No benefit under any Non-ERISA Plan has been increased subsequent to the date as of which documents have been provided to the Buyer. Neither the Company nor any Subsidiary has any plan, arrangement or commitment to create any additional ERISA Plan or Non-ERISA Plan that would affect any current or former employee of the Company or any Subsidiary. There is no action, suit or claim, other than routine claims for benefits, pending or to the Knowledge of the Company threatened with respect to any Non-ERISA Plan or the fiduciaries thereof, or against the assets of any Non-ERISA Plan, the Company or any Subsidiary that reasonably could be expected to have a Material Adverse Effect.

     (d) Except as set forth on Schedule 4.23, no agreement, commitment or obligation exists to increase any benefits under any Non-ERISA Plan, and no Non-ERISA Plan provides for post-employment health, life insurance or other welfare benefit coverage.

     SECTION 4.24. ERISA Plans.

     (a) Set forth on Schedule 4.24 is a complete list of each employee pension benefit plan (the "Pension Plans") as defined in Section 3(2) of ERISA and each employee welfare benefit plan (the "Welfare Plans") as defined in Section 3(1) of ERISA established, maintained or contributed to by the Company, and Subsidiary or any ERISA Affiliate or to which the Company, any Subsidiary or any ERISA Affiliate had an obligation to contribute during the five years preceding the date hereof. As used herein, the term "ERISA Affiliate" means a corporation which is a member of a controlled group of corporations with the Company or any Subsidiary within the meaning of Section 414(b) of the Code, a trade or business (including a sole proprietorship, partnership, trust, estate or corporation) which is under common control with the Company or any Subsidiary within the meaning of Section 414(c) of the Code, or a member of an affiliated service group with the Company or any Subsidiary within the meaning of Section 414(m) or
Section 414(o) of the Code.

     (b) The Company has provided the Buyer, to the extent applicable, with true and correct copies of the following documents:

          (i) each ERISA Plan listed on Schedule 4.24 and all amendments thereto;

          (ii) each trust agreement, annuity contract or insurance policy (or any other funding instrument) pertaining to any of the ERISA Plans, including all amendments to such documents;

          (iii) the most recent determination letter issued by the IRS with respect to each of the Pension Plans that are subject to the requirements of Section 401(a) of the Code;

          (iv) the three most recent actuarial valuation reports for each ERISA Plan for which an actuarial valuation report is required to be prepared by ERISA or the Code; and

          (v) the two most recent Annual Reports (IRS Forms 5500 series), including Schedules A and B, if applicable, required to be filed with respect to each ERISA Plan and for which the due date for filing (including extensions thereof) precedes the Closing Date.

     (c) Neither the Company, any Subsidiary nor any ERISA Affiliate maintains or has maintained a defined benefit plan as defined in Section 3(35) of ERISA. No non-exempt prohibited transaction within the meaning of Sections 406 and 408 of ERISA or Section 4975 of the Code has occurred with respect to any Pension Plan.

     (d) None of the Company, any Subsidiary or ERISA Affiliate is contributing or has an obligation to contribute, or has ever contributed or has had an obligation to contribute, to a "Multiemployer Plan" as defined in Section 3(37) of ERISA.

     (e) There is no action, suit or claim pending (other than routine claims for benefits) or that reasonably could be expected to be asserted against any ERISA Plan or the assets of any ERISA Plan that would have a Material Adverse Effect. No civil or criminal action brought pursuant to the provisions of Title I, Subtitle B, Part 5 of ERISA is pending or, to the Knowledge of the Company, threatened against any fiduciary of any ERISA Plan that reasonably could be expected to have a Material Adverse Effect. None of the ERISA Plans or any fiduciary thereof has been the direct or indirect subject of an audit investigation or examination by any governmental or quasi-governmental agency during the past three years.

     (f)  All  of  the  ERISA  Plans  currently   materially  comply,  and  have
substantially complied in the past, both as to form and operation, in all material respects with the terms of such ERISA Plans and with the applicable provisions of ERISA, the Code and other Applicable Law. The IRS has made a favorable determination as to the qualification under Section 401(a) of the Code of each of the Pension Plans that is intended to be qualified. Neither the Company nor any Subsidiary has or maintains any Welfare Plans with trusts that are intended to be qualified under Section 501(a) of the Code. Except for amendments to the Code, ERISA and the regulations thereunder for which the remedial amendment time period has not expired, nothing has occurred since the date of each such determination or recognition letter that could reasonably be expected to adversely affect such qualification.

     (g) No agreement, commitment or obligation exists to increase any benefits under any ERISA Plan or to adopt any new ERISA Plan.

     (h) No ERISA Plan provides for post-employment health, life insurance or other welfare benefit coverage, other than as may be required under COBRA pursuant to Part VI of Title I of ERISA or under Applicable Law.

     (i) Except as set forth on Schedule 4.24, no contract, agreement, plan or other arrangement exists, whether or not an ERISA Plan, pursuant to which the execution of this Agreement, or the consummation of the Transactions, would trigger an obligation by the Company or any Subsidiary to pay any amount or provide any property, or accelerate any such payment or the provision of any such property, to any employee, officer or director of the Company or any Subsidiary.

     SECTION 4.25. Insurance. Schedule 4.25 sets forth a true and correct list of (i) all insurance policies of any nature whatsoever maintained by the Company and the Subsidiaries during the three years prior to the date hereof; (ii) the maximum insured losses under each policy (per occurrence and in the aggregate);
(iii) the annual or other premiums payable or deductibles owed under each such policy; and (iv) the amount of all claims made by the Company and the Subsidiaries under such insurance policies during the past three years. All such insurance is on an occurrence basis and will continue to provide coverage to the Company and the Subsidiaries after the Closing Date for occurrences prior to the Closing Date. Notwithstanding the disclosures on Schedule 4.25, all such insurance policies are (i) valid, outstanding and enforceable; (ii) will continue in full force and effect after the Closing Date; (iii) do not provide for retrospective premium adjustment or other experience-based liability on the part of the Company or any Subsidiary; and (iv) when taken together provide adequate insurance coverage, similar in scope and amount to insurance coverage maintained by comparable companies, for all risks that would reasonably be expected to be insured against by a Person or entity (whether by third party insurance, self insurance or otherwise) engaging in the same business as the Company, including directors and officers liability coverage. There are no outstanding requirements or recommendations by any insurance company that issued any such policy or by any Board of Fire Underwriters or other similar body exercising similar functions or by any Governmental Authority exercising similar functions which requires or recommends any changes in the conduct of the business of, or any repairs or other work to be done on or with respect to any of the properties or assets of, the Company or any Subsidiary. All such policies are outstanding and in full force and effect, the sale of the Shares to the Buyer and the consummation of the Transactions will not cause a cancellation or reduction in the coverage of such policies. To the Company's Knowledge, there was no material inaccuracy in any application for any such insurance coverage. Except as set forth on Schedule 4.25, neither the Company nor any Subsidiary has received any notice or other communication from any such insurance company within the three years prior to the date hereof suggesting that such insurance does not cover certain potential risks or canceling or materially amending or materially increasing the annual or other premiums payable under any of such insurance policies, and to the Knowledge of the Company, no such rejection of coverage, cancellation, amendment or increase of premiums is threatened.

     SECTION 4.26. Absence of Undisclosed Liabilities. Neither the Company nor any Subsidiary has any material indebtedness or liability, whether accrued, fixed or contingent, whether or not required by GAAP to be disclosed on the Latest Balance Sheet, other than (a) liabilities reflected in the Latest Balance Sheet; (b) liabilities, none of which individually or in the aggregate is material to the assets, properties, business or business prospects of the Company or any Subsidiary; and (c) liabilities incurred in the ordinary course of business of the Company and the Subsidiaries (consistent with past practice in terms of both frequency and amount) subsequent to the Latest Balance Sheet Date.

     SECTION 4.27. Securities Filings. The Company has made available to the Buyer true and complete copies of (a) its Annual Reports on Form 10-K, as amended for the latest three fiscal years as filed with the SEC; (b) its proxy statements relating to all of the meetings of stockholders (whether annual or special) of the Company since January 1, 1998 as filed with the SEC; (c) its Quarterly Report on Form 10-Q for the quarterly periods ended August 26, 2000, November 25, 2000 and February 24, 2001 as filed with the SEC; and (d) all other reports, statements and registration statements and amendments thereto filed by the Company with the SEC since May 27, 2000. The reports and statements set forth in clauses (a) through (d) are collectively referred to herein as the "Company Securities Filings"). As of their respective dates, or as of the date of the last amendment thereof, if amended after filing, each of the Company Securities Filings was prepared in all respects in accordance with the requirements of the Exchange Act, as the case may be, and none of the Company Securities Filings contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

     SECTION 4.28. Governmental Approvals. No material consent, approval, waiver or authorization of, notice to or declaration of filing with (each a "Governmental Consent") any nation or government, any state or other political subdivision thereof or any entity, authority or body exercising executive, legislative, judicial or regulatory functions of or pertaining to government, including any governmental or regulatory authority, agency, department, board, commission or instrumentality, any court or tribunal (each a "Governmental Authority"), on the part of the Company or any Subsidiary is required in connection with the execution of this Agreement, the issuance and sale of the Shares pursuant to this Agreement or the consummation of the Transactions.

     SECTION 4.29. Corporate Name. "Little Switzerland, Inc." and the other names set forth on Schedule 4.29 constitute all of the corporate names used by the Company and the Subsidiaries. Set forth on Schedule 4.29 is a list of all jurisdictions, and the locations in such jurisdictions, in which such names or any variation thereof are used by the Company or any Subsidiary. To the knowledge of the Company, the Company and the Subsidiaries have the full legal right to use such names in each of such jurisdictions and locations. There is no actual or, to the Knowledge of the Company, threatened claim by any third party with respect to the use of such names or of any actual or proposed use of such names or any variations thereof by any third party in conflict with the use thereof by the Company and the Subsidiaries. To the knowledge of the Company, the use by the Company and the Subsidiaries of such names or any variations thereof do not infringe upon the rights of any third party. Neither the Company nor any Subsidiary has granted any third party any right to use such name or any variations thereof.

     SECTION 4.30. Transactions with Related Parties.

     (a) Except as set forth on Schedule 4.30, there is no outstanding note payable to, accounts receivable from or advances by the Company or any Subsidiary to, and no Company or Subsidiary is otherwise a creditor of, any director of the Company, officer of the Company, holder of 5% or more of the Company's outstanding capital stock, or any relative or Affiliate thereof. Since the Annual Balance Sheet Date, neither the Company nor any Subsidiary has incurred any obligation or liability to, or become a creditor of, any director of the Company, officer of the Company, holder of 5% or more of the Company's outstanding capital stock, or any relative or Affiliate thereof.

     (b) Since the Annual Balance Sheet Date, the Company has not declared or paid any dividend to any holder of 1% or more of the Company's outstanding capital stock.

     (c) Except as set forth on Schedule 4.30, neither the Company nor any Subsidiary has purchased or leased real property from any holder of 1% or more of the Company's outstanding capital stock or any relative or Affiliate thereof during the past five years

     SECTION 4.31 Competitive Activities. The Company and the Buyer have not been and are not in competition with each other for the purposes of Article II,
Section 17 of the Company's by-laws. The Board of Directors of the Company has, in good faith and upon reasonable consideration, determined that, based upon the differing geographic areas in which the Company and the Buyer conduct operations and the other distinct characteristics of the businesses of each, the Buyer and the Company shall not be deemed to be in competition with each other for the purposes of Article II, Section 17 of the Company's by-laws.

     SECTION 4.32. Brokers, Finders and Agents. Neither the Company nor any Subsidiary is directly or indirectly obligated to anyone as a broker, finder, agent or in any other similar capacity in connection with this Agreement or the Transactions.

     SECTION 4.33. Expenses. The Company has provided the Seller with a good faith written estimate of all costs and expenses paid, payable or to be payable to third parties by the Company in connection with the Transactions. The total amount of the costs and expenses paid, payable or to be payable by the Company to Jewelcor as reimbursement for Jewelcor's actual expenses incurred pursuant to the Consulting Agreement will not exceed an aggregate of $75,000, all of which shall solely be with respect to the Transactions.

     SECTION 4.34. Other Information. The information provided and to be provided or made available by the Company to the Buyer in or pursuant to this Agreement or in or pursuant to the Schedules or Exhibits does not and will not contain any untrue or misleading statement of a material fact, and does not and will not omit to state a material fact necessary to make the statements or facts contained therein not untrue or misleading. Copies of all financial statements, reports, documents and other materials heretofore or hereafter delivered or made available to the Buyer pursuant hereto are true, complete and accurate copies of such financial statements, reports, documents and other materials.

                                  ARTICLE FIVE

                   REPRESENTATIONS AND WARRANTIES OF THE BUYER

     The Buyer represents and warrants to the Company that:

     SECTION 5.01. Organization and Good Standing; Power and Authority. The Buyer is a corporation duly organized and validly existing under the laws of the State of Delaware. The Buyer has the corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder and to consummate the Transactions.

     SECTION 5.02. Corporate Authorization. The execution, delivery and performance of this Agreement and all other agreements and instruments executed and delivered by the Buyer in connection herewith and the consummation of the Transactions have been duly and validly authorized by all necessary corporate action on the part of the Buyer. This Agreement and the other agreements and instruments to be executed and delivered by the Buyer in connection herewith have been duly executed and delivered by the Buyer and constitute the valid, legal and binding obligations of the Buyer, enforceable against the Buyer in accordance with their respective terms.

     SECTION 5.03. Conflicts; Defaults. The execution and delivery of this Agreement and the other agreements and instruments executed or to be executed in connection herewith by the Buyer do not, and the performance by the Buyer of its obligations hereunder and thereunder and the consummation by the Buyer of the Transactions, will not: (i) violate, conflict with, or constitute a breach or default under any of the terms of its certificate of incorporation or bylaws;
(ii) require any authorization, approval, consent, registration, declaration or filing with, from or to any Governmental Authority other than filings that may be required under Section 13(d) of the Exchange Act; (iii) violate any Applicable Law; or (iv) conflict with or result in a breach of, create an event of default (or event that, with the giving of notice or lapse of time or both, would constitute an event of default) under, or give any third party the right to terminate, cancel or accelerate any obligation under, any contract, agreement, note, bond, guarantee, deed of trust, loan agreement, mortgage, license, lease, indenture, instrument, order, arbitration award, judgment or decree to which the Buyer is a party or by which such party is bound and which would affect the consummation of the Transactions. There is no pending or, to the Knowledge of the Buyer, threatened action, suit, claim, proceeding, inquiry or investigation before or by any Governmental Authorities, involving or to restrain or prevent the consummation of the Transactions.

 SECTION 5.04. Brokers, Finders and Agents. The Buyer is not directly or indirectly obligated to anyone as a broker, finder, agent or in any other similar capacity in connection with this Agreement or the Transactions.

     SECTION 5.05. Securities Laws.

     (a) The Shares are being acquired by the Buyer for its own account and not for any other Person, and for investment only and with no intention of distributing or reselling the Shares or any part thereof or any interest therein in any transaction that would be in violation of the securities laws of the United States or any state thereof; without prejudice, however, to the rights of the Buyer at all times to sell or otherwise dispose of all or any part of the Shares under an effective registration statement or applicable exemption from registration under the Securities Act and any applicable state securities laws.

     (b) The Buyer is an "accredited investor" as that term is defined in Rule 501 promulgated under the Securities Act and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in the Shares.

     (c) The representations and warranties contained in this Section 5.05 are made for the purposes of compliance with the exemptions from registration under the Securities Act and shall not in any way affect the rights of the Buyer in connection with this Agreement, including the Buyer's ability to rely on the representations and warranties of the Company set forth in Article Four of this Agreement.

     SECTION 5.06. Governmental Approvals. The Buyer is not required to obtain any Governmental Consent from any Governmental Authority in connection with the execution of this Agreement, the issuance and purchase of the Shares pursuant to this Agreement or the consummation of the Transactions.

                                   ARTICLE SIX

                                    COVENANTS

     SECTION 6.01. Confidentiality. Except as required by law, neither the Company nor the Buyer may issue any press release or otherwise make any public statement with respect to the issuance and sale of the Shares or the Transactions without first consulting with the other party and obtaining the written consent thereof. The Company will not disclose as to the Buyer and the Buyer will not disclose as to the Company, directly or indirectly, any documents, work papers or other material of a confidential or proprietary nature, and will keep all such information confidential for five years following the Closing Date; provided, however, that (i) a party may disclose any such information which is publicly available by means other than such party's disclosure; and (ii) to the extent that a party may become legally compelled to disclose any of such information, such party may disclose such information but only after such party shall have used all reasonable efforts to afford the other party the opportunity to obtain an appropriate protective order, or other satisfactory assurance of confidential treatment, for the information required to be so disclosed. This Section 6.01 supersedes any other confidentiality agreement between the parties.

     SECTION 6.02. Further Assurance. The Company, at any time and from time to time after the Closing Date, upon request of the Buyer and without further cost or expense to the Buyer, will execute and deliver such instruments of conveyance and assignment and take such action as the Buyer reasonably may request to transfer to and vest in the Buyer, and to put the Buyer in possession of, all of the Shares as contemplated by this Agreement.

     SECTION 6.03. Termination of Consulting Agreement. The Company shall terminate the Consulting Agreement, dated January 15, 2001, between the Company and Jewelcor (the "Consulting Agreement") without payment to Jewelcor of a Transaction Fee (as defined in the Consulting Agreement). The Company may reimburse Jewelcor for up to $75,000 of Jewelcor's actual expenses incurred in accordance with the Consulting Agreement as documented in writing and delivered to the Buyer prior to the Closing Date.

     SECTION 6.04. Use of Purchase Price. As of the Closing Date, the Company shall, as provided in Section 2.02, use a portion of the Purchase Price to (i) partially satisfy the indebtedness of the Company and its affiliates to Chase for borrowed money, so that no more than $3,750,000 of such indebtedness remains outstanding after the Closing Date and (ii) fully satisfy all other indebtedness of the Company and its affiliates for borrowed money other than the $2,000,000 obligation of World Gift Imports (Barbados) LTD. owed to Almod Diamonds Ltd. After payment of such indebtedness, any remaining portion of the Purchase Price shall be used by the Company as working capital.

     SECTION 6.05. Similar Business Activities. The Company acknowledges that the Buyer and its Affiliates may from time to time engage in the same or similar business activities or lines of business as the Company. The Buyer and its Affiliates shall have the right to (a) engage in the same or similar business activities or lines of business as the Company; (b) do business with any supplier, contractor or customer of the Company; and (c) employ or otherwise engage any officer, director or employee of the Company. Notwithstanding the foregoing, neither party hereto shall directly approach or solicit for hire any employee of another party hereto.

     SECTION 6.06. Business Opportunities. In the event that (a) the Buyer or any of its Affiliates or (b) any officer, director or employee of the Company or any Subsidiary who is also an officer, director or employee of the Buyer or an Affiliate thereof, acquires knowledge of a potential transaction which may be a business opportunity for both the Company and the Buyer or any of its Affiliates, such business opportunity shall belong to the Buyer and not to the Company, and any such officer, director or employee of the Company shall treat such business opportunity as belonging only to the Buyer and not to the Company, provided however, with respect to clause (b) of the preceding sentence, the Buyer shall determine in good faith whether, based on the circumstances under which such officer, director or employee acquired his knowledge, such business opportunity was offered to such person solely in his capacity as an officer, director or employee of the Company ("Company Capacity"). For the purposes of the foregoing determination, there shall be a presumption that such business opportunity was offered to such person in his capacity as an officer, director or employee of the Buyer or an Affiliate thereof. In the event that the Buyer determines that it was so offered to such person in his Company Capacity, such business opportunity shall belong only to the Company and not to the Buyer and such officer, and the director or employee shall treat such business opportunity as belonging only to the Company and not to the Buyer. With respect to any business opportunity belonging to the Buyer pursuant to this Section 6.06, the Buyer shall decide how to allocate and pursue such business opportunity based on its sole determination of what is in the best interests of the Buyer's stockholders. The Buyer's good faith determination of the allocation of business opportunities pursuant to this Section 6.06 shall be conclusive and binding for all purposes.

                                  ARTICLE SEVEN

                               CLOSING DELIVERIES

     SECTION 7.01. Closing Deliveries of the Company. On the date hereof, the Company shall deliver the following to the Buyer. Unless the following are delivered on the date hereof the Buyer shall have no obligations under this Agreement (the Buyer may waive in writing its right, in whole or part, to receive any of the following):

     (a) Certificates representing the Shares as set forth in Section 2.01.

     (b) The Registration Rights Agreement executed by the Company.

     (c) The Loan Documents executed by all parties thereto other than the Buyer's Affiliates.

     (d) The Stockholder Agreement executed by Jewelcor and the Company.

     (e) A certificate of the Secretary of State of the State of Delaware, dated as of a date not more than five business days prior to the date hereof, attesting to the organization, qualifications to do business and good standing of the Company.

     (f) A certificate of the Secretary of the Company, certifying to the certificate of incorporation and by-laws of the Company and the resolutions of the Board of Directors and stockholders of the Company approving the issuance and sale of the Shares to the Buyer and the consummation of the Transactions.

     (g) Evidence, in form and substance reasonably satisfactory to the Buyer, of the consents of third parties required to consummate the Transactions, including all those necessary to maintain in full force and effect all Property Leases of the Company after the Closing Date.

     (h) Executed consents from and copies of all filings with Governmental Authorities required by Applicable Law for the issuance and sale of the Shares to the Buyer and consummation of the Transactions in form and substance reasonably satisfactory to the Buyer.

     (i) An opinion of counsel substantially in the form attached hereto as Exhibit D.

     (j) Evidence that directors and officers insurance coverage, in form and substance satisfactory to the Buyer, has been obtained by the Company and is in effect.

     (k) Evidence, in form and substance reasonably satisfactory to the Buyer, of the termination of the Consulting Agreement without payment to Jewelcor of a Transaction Fee (as defined in the Consulting Agreement), provided that, the Company may reimburse Jewelcor for up to $75,000 of Jewelcor's actual expenses incurred in accordance with the Consulting Agreement as set forth in Section 6.03.

     (l) Evidence, in form and substance reasonably satisfactory to the Buyer, of (i) payment in full of all amounts owing to BNS and of reduction of the amounts owing to Chase to no more than $3,750,000, (ii) of receipt by Chase and BNS of the amounts paid to them pursuant to Section 2.02, and (iii) evidence of the release of all liens securing such repaid indebtedness.

     (m) Resignation of Alex J. Nobile, Kenneth W. Watson and Peter R. McMullin as directors of the Company.

     (n) Evidence, in form and substance satisfactory to the Buyer, of the resolutions of the Board of Directors of the Company referenced in Sections 4.05(c) and 4.31.

     (o) Such other certificates, documents, and instruments as the Buyer may reasonably request in connection with this Agreement and the consummation of the Transactions.

     SECTION 7.02. Deliveries of the Buyer. On the date hereof, the Buyer shall deliver the following. Unless the following are delivered on the date hereof the Company shall have no obligations under this Agreement (the Company may waive in writing its right, in whole or part, to receive any of the following):

     (a) To the  Company,  Chase  and BNS,  the  Purchase  Price as set forth in
Section 2.02.

     (b) To the  Company,  the  Registration  Rights  Agreement  executed by the
Buyer.

     (c) To the Company, the Loan Documents executed by the Buyer's Affiliates.

     (d) To the Company, the Stockholder Agreement executed by the Buyer.

     (e) To the Company, a certificate of the Secretary of State of the State of Delaware, dated as of a date not more than five business days prior to the date hereof, attesting to the organization, qualifications to do business and good standing of the Buyer.

     (f) To the Company, such other certificates, documents, and instruments as the Buyer may reasonably request in connection with this Agreement and the consummation of the Transaction.

                                  ARTICLE EIGHT

                                 INDEMNIFICATION

     SECTION 8.01. General Indemnification. From and after the Closing Date, the Company will indemnify the Indemnified Parties, and hold them harmless from, against and in respect of all Losses that may be incurred by, imposed upon or asserted against the Company or the Indemnified Parties arising from or relating to:

     (a) any inaccuracy in any representation or warranty contained (A) in this Agreement; (B) any Exhibit or Schedule to this Agreement; or (C) any certificate, agreement, document or instrument delivered pursuant to this Agreement or in connection with the Transactions; or

     (b) any breach of any covenant, obligation or agreement of the Company contained herein or in any document or instrument to be delivered pursuant hereto.

     SECTION 8.02. Security. (a) All claims for indemnification made under this Article Eight shall be secured by a lien (the "Indemnity Lien") on all of the presently owned or subsequently acquired inventory and accounts receivable of the Company and its Subsidiaries (the "Lien Assets"). The Indemnity Lien shall be junior to the lien provided for pursuant to the Loan Documents and any other indebtedness which is senior or pari passu to the indebtedness arising under the Loan Documents and shall be senior to all other existing or future liens on the Lien Assets. On the Closing Date, the Company shall deliver to the Buyer financing statements accurately describing the Lien Assets for filing in every state, county and other jurisdiction necessary to establish a valid and perfected lien in favor of the Buyer in all of the Lien Assets. The Company shall make such further filings, including the filing of continuation statements, to maintain such valid and perfected lien.

     (b) Notwithstanding anything herein to the contrary, (a) from and after the earlier of (i) the first anniversary of the Closing Date or (ii) the refinancing of the revolving credit line to be entered into between Chase and the Company on or about the Closing Date, if any lender extending a revolving credit, term loan, working capital or other credit facility to the Company requires, as a condition to the extension of such credit, that the Indemnity Lien be released, the Buyer shall promptly execute and deliver such agreements, documents and instruments as may be necessary or appropriate to release the Indemnity Lien and
(b) the Indemnity Lien shall terminate and be of no further force or effect, and the Buyer shall promptly execute and deliver such agreements, documents and instruments as may be necessary or appropriate to release the Indemnity Lien, on October 31, 2002, unless there exists on such date an unresolved claim for indemnification by an Indemnified Party made in accordance with the terms of this Agreement.

     SECTION 8.03 Limitations. (a) The aggregate liability of the Company for claims under Section 8.01 shall not exceed, in the aggregate, the Purchase Price.

     (b) Direct claims. The Indemnified Parties shall not be permitted to enforce any Direct Claims that arise pursuant to Section 8.01(a) until the aggregate of such claimed Losses exceeds $50,000, in which event, the Indemnified Parties shall be permitted to pursue the entire amount of all such Losses, including those below the aggregate of $50,000.

     (c) Indirect claims. The Indemnified Parties shall not be permitted to enforce any Indirect Claims pursuant to Section 8.01(a) until the aggregate of such claimed Losses exceeds $300,000, in which event, the Indemnified Parties shall be permitted to pursue the entire amount of all such Losses, including those below the aggregate of $300,000, subject to clause (d) below.

     (d) Pro rata. The amount of any Loss payable to any Indemnified Party in respect of an Indirect Claim shall not exceed the product of the amount of such Loss multiplied by a fraction, the numerator of which is the amount of shares of Common Stock then owned by the Buyer and the denominator of which is the total amount of Common Stock then outstanding. (As an illustrative example, if a Loss occurs which gives rise to an Indirect Claim equal to $400,000, and if the Indemnified Parties then own 45% of the outstanding shares of Common Stock, the Indemnified Parties will be entitled to recover 45% of $400,000, which equals $180,000.)

     SECTION 8.04. Notification of Claim. Each Indemnified Party, within 15 days after notice to such Indemnified Party of any matter as to which it asserts a claim for indemnification, will notify the Company of such claim, the amount thereof and a description, in reasonable detail, of the nature of such claim. The failure by the Indemnified Parties to give such notification, however, will not relieve the Company from any liability which they may have pursuant to the provisions of this Article Eight, except to the extent the Company has been prejudiced by any such delay in notification. If the Company does not respond in writing to such notice within 15 days of receipt thereof, it shall have no further right to contest the validity of such claim. Notice to an Indemnified Party for the purpose of this Section 8.03 means the service of process on such party in any legal action, receipt of any claim in writing or any similar form of actual written notice.

     SECTION 8.05. Manner of Indemnification. All claims for indemnification under this Article Eight shall be effected by payment of cash in the amount of the indemnification claim by wire transfer of immediately available funds to an account designated by the Indemnified Parties.

                                  ARTICLE NINE

                                  MISCELLANEOUS

     SECTION 9.01. Survival of Representations and Warranties.

     (a) The representations and warranties contained in this Agreement, any Exhibit or Schedule to this Agreement or any certificate, agreement, document or instrument delivered pursuant to this Agreement or in connection with the Transactions, will survive the Closing and any investigation on the part of the parties hereto and will continue in full force and effect after the Closing Date as follows:

     (i) the representations and warranties set forth in Sections 4.01, 4.02 4.03, 4.04 and 4.05 will survive indefinitely;

     (ii) the  representations and warranties set forth in Sections 4.06 through
4.18 and 4.22 through 4.33 will survive until the date that is eighteen months from the Closing Date, at which time they will expire and the representing and warranting parties no longer will be liable with respect thereto, except as to claims made in respect thereof in writing by any Indemnified Party on or before the expiration of such period;

     (iii) the representations and warranties set forth in Section 4.19 will survive until the final non-appealable resolution of any litigation, action, suit, proceeding, arbitration, claim, investigation or administrative proceeding relating to any period ending on or prior to the Closing Date; and

     (iv) the representations and warranties set forth in Sections 4.20 and 4.21 will survive until 90 days after the expiration of the applicable statute of limitations, at which time they will expire and the representing parties no longer will be liable with respect thereto, except as to claims made in respect thereof in writing by any Indemnified Party on or before the expiration of such period.

     (b) The obligations of the Company to indemnify the Indemnified Parties for Losses based upon the representations and warranties will remain in effect as long as the relevant representations and warranties survive.

(c) The covenants and agreements of the parties hereto set forth in this Agreement will not be affected by the expiration of any representation or warranty and will survive such expiration for the duration of the applicable statute of limitations period.

     SECTION 9.02. Expenses. The Company and the Buyer shall each bear all of its own costs and expenses in connection with the Transactions, provided however, the Company will also be responsible for such costs incurred by Jewelcor.

     SECTION 9.03. Legends.  So long as required by applicable  securities laws,
certificates   evidencing  any  of  the  Shares shall  bear  a  legend
substantially similar to the following:

     "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR UNDER THE SECURITIES OR BLUE SKY LAWS OF ANY OTHER COUNTRY, STATE OR OTHER JURISDICTION, AND MAY NOT BE OFFERED, SOLD, PLEDGED TRANSFERRED OR OTHERWISE DISPOSED OF WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, UNITED STATES PERSONS, EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR AN APPLICABLE EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT AND OTHER APPLICABLE LAWS OR PURSUANT TO AN EXEMPTION FROM SUCH ACT OR OTHER LAWS."

     SECTION 9.04. Notices. All notices, requests and other communications under this Agreement will be in writing and will be deemed to have been duly given if delivered personally, or sent by either certified or registered mail, return receipt requested, postage prepaid, by overnight courier guaranteeing next day delivery or by telecopier (with telephonic or machine confirmation by the sender), addressed as follows:

                  (a)      If to the Company:

                           Little Switzerland, Inc.
                           161-B Crown Bay
                           P.O. Box 930
                           St. Thomas, U.S. Virgin Islands 00804
                           Attention:  Robert L. Baumgardner
                           Tel:     (340) 776-2010
                           Fax:     (340) 779-9900
                           email:   rbaumgardner@littleswitzerland.com

                           With a copy to:

                           Jack P. Jackson, Esq.
                           Proskauer Rose LLP
                           1585 Broadway
                           New York, NY  10036
                           Tel:     (212) 969-3140
                           Fax:     (212) 969-2900
                           Email:   jjackson@proskauer.com

     or at such other address or telecopy number as the Company may have advised the Buyer in writing; and

                  (b)      If to the Buyer:

                           Tiffany & Co. International
                           600 Madison Avenue, Eighth Floor
                           New York, NY  10022
                           Attention:  Patrick B. Dorsey, Esq.
                           Tel:     (212) 230-5320
                           Fax:     (212) 230-5324
                           email:   pdorsey@tiffany.com

                           With a copy to:

                           Steven R. Finley, Esq.
                           Gibson, Dunn & Crutcher LLP
                           200 Park Avenue
                           New York, NY  10166
                           Tel:     (212) 351-4000
                           Fax:     (212) 351-4035
                           email:   sfinley@gibsondunn.com

or at such other address or telecopy number as the Buyer may have advised the Company in writing. All such notices, requests and other communications shall be deemed to have been received on the date of delivery thereof (if delivered by hand), on the third day after the mailing thereof (if mailed), on the next day after the sending thereof (if by overnight courier) and when receipt is confirmed as provided above (if telecopied).

     SECTION 9.05. Waivers and Amendments. No amendment or waiver of any provision of this Agreement, nor consent to any departure therefrom, will be effective unless the same shall be in writing and signed by an officer of each party hereto, and then such waiver or consent will be effective only in the specific instance and for the specific purpose for which given. No failure on the part of a party hereto to exercise, and no delay in exercising, any right hereunder will operate as a waiver thereof; nor will any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies provided in this Agreement are cumulative and, unless otherwise expressly provided herein, not exclusive of any remedies provided by law.

     SECTION 9.06. Binding Effect. This Agreement will be binding upon and inure to the benefit of the parties and their respective heirs, executors, administrators, personal representatives, successors and permitted assigns. No party may assign his or its rights hereunder or any interest herein without the prior written consent of the other parties and such attempted assignment shall be void and without effect, provided, however, that the Buyer may assign, to one or more of its Affiliates, all or any part of, or any interest in, the Buyer's rights and benefits hereunder. To the extent of such assignment, such assignee will have the same rights and benefits against the other parties as it would have had if it were a named party hereunder. No party will be released of any of its obligations under this Agreement by virtue of such assignment.

     SECTION 9.07. Severability. If one or more provisions of this Agreement are held to be unenforceable to any extent under Applicable Law, such provision shall be interpreted as if it were written so as to be enforceable to the maximum extent permitted by law so as to effectuate the parties' intent to the maximum extent, and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms to the maximum extent permitted by Applicable Law.

     SECTION 9.08. Exhibits and Schedules. The Exhibits and Schedules attached hereto or referred to herein are incorporated herein and made a part hereof for all purposes. As used herein, the expression "this Agreement" includes such Exhibits and Schedules.

     SECTION 9.09. GOVERNING LAW. This Agreement, the transactions contemplated hereby, the rights and obligations of the parties hereto, and any disputes or controversies arising therefrom shall be governed by and construed and enforced in accordance with the laws of the State of New York, without regard to its principles of conflict of laws that would provide for the application of any other law.

     SECTION 9.10. Captions. The captions, headings and arrangements used in this Agreement are for convenience only and do not in any way affect, limit or amplify the provisions hereof.

     SECTION 9.11. Entirety. This Agreement contains the entire agreement and understanding between the parties with respect to the matters addressed herein and supersedes all prior representations, inducements, promises or agreements, oral or otherwise, which are not embodied herein.

     SECTION 9.12. Counterparts. This Agreement may be executed in multiple counterparts, each of which will be deemed an original for all purposes and all of which will be deemed collectively to be one agreement. Execution may be effected by delivery of facsimiles of signature pages, followed by delivery of originals of such pages.

     SECTION 9.13. Third Party Beneficiaries. Nothing contained herein, express or implied, is intended to confer upon any person or entity other than the parties and their heirs, executors, administrators, personal representatives, successors and permitted assigns any rights or remedies under or by reason of this Agreement, except as otherwise expressly provided in this Agreement.

         IN WITNESS WHEREOF, the parties have caused their duly authorized representatives to execute and deliver this Agreement as of the first date written above.


                          TIFFANY & CO INTERNATIONAL, a Delaware corporation


                           By: /s/ Patrick B. Dorsey
                               ----------------------------------------------
                               Name:  Patrick B. Dorsey
                               Title: Vice President and Secretary




                          LITTLE SWITZERLAND, INC., a Delaware corporation


                          By:  /s/ Robert L. Baumgardner
                               --------------------------------------------
                               Name:  Robert L. Baumgardner
                               Title: President

                                                                      EXHIBIT A

                          Registration Rights Agreement

                                                                      EXHIBIT B

                              Stockholder Agreement

                                                                      EXHIBIT C
                              Loan Documents

                                                                      EXHIBIT D

                     Form of the Company's Counsel's Opinion